                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             RMI TITANIUM COMPANY
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             RMI TITANIUM COMPANY
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

                                 RMI TITANIUM COMPANY

LOGO

                                 NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 AND PROXY STATEMENT

                                 April 25, 1996
                                 1:00 P.M. Eastern Daylight Saving Time
                                 Paonessa's
                                 871 McKay Court
                                 Boardman, Ohio

                                 -----------------------------------------------

                                 TABLE OF CONTENTS
                                                                            Page
                                 Notice of Annual Meeting of Shareholders....  3
                                 Proxy Statement.............................  4
                                   The Board of Directors....................  4
                                   Proposal No. 1 -- Election of Directors...  6
                                     Nominees for Director...................  6
                                   Proposal No. 2 -- Election of Independent
                                     Accountants.............................  8
                                   Other Information.........................  9

                                 -----------------------------------------------

LOGO                                                    1000 Warren Avenue
                                                        Niles, Ohio 44446

March 28, 1996

Dear Shareholder:

You are cordially invited to attend the 1996 Annual Meeting of Shareholders to be held on April 25, 1996, at Paonessa's, 871 McKay Court, Boardman, Ohio at 1:00 P.M., Eastern Daylight Saving Time. Your Board of Directors and management look forward to greeting personally those shareholders who are able to attend.

The meeting will begin with a report on Company operations followed by discussion and voting on the election of directors and independent accountants.

Whether or not you plan to attend, it is important that you vote your shares. Please promptly read the Proxy Statement and then complete, sign, date and return your proxy card in the enclosed prepaid envelope.

We look forward to seeing as many of you as possible at the 1996 Annual Meeting.

Sincerely,

/s/ L. FREDERICK GIEG, JR.
-------------------------------------
L. FREDERICK GIEG, JR.
President and Chief Executive Officer


/s/ ROBERT M. HERNANDEZ
-------------------------------------
ROBERT M. HERNANDEZ
Chairman of the Board

LOGO                                                    11000 Warren Avenue
                                                        Niles, Ohio 44446

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 1996

    The Annual Meeting of Shareholders of RMI Titanium Company will be held on April 25, 1996, at 1:00 P.M., Eastern Daylight Saving Time, at Paonessa's, 871 McKay Court, Boardman, Ohio, for the following purposes:

    1. To elect eight directors.

    2. To elect independent accountants for 1996.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record as of the close of business on March 1, 1996, are entitled to notice of and to vote at the meeting.

                                            By Order of the Board of Directors,

                                                      RICHARD M. HAYS
                                                         Secretary

Dated: March 28, 1996

YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED PREPAID ENVELOPE. THE GIVING OF THE ENCLOSED PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

RMI TITANIUM COMPANY
1000 Warren Avenue, Niles, Ohio 44446

March 28, 1996

                                PROXY STATEMENT

    This proxy statement, which is to be mailed on or about March 28, 1996, is furnished in connection with the solicitation of proxies by the Board of Directors of RMI Titanium Company (the "Company") for use at the 1996 Annual Meeting of Shareholders to be held on April 25, 1996, at the time, place and for the purposes described in the accompanying Notice of Annual Meeting, and at any adjournment thereof. On March 1, 1996, there were 15,393,532 shares of Common Stock of the Company outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. Shareholders whose names appeared of record on the books of the Company at the close of business on March 1, 1996, will be entitled to vote at the meeting. Shares cannot be voted at the meeting unless the owner of record is present to vote or is represented by proxy.

    Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies will be voted for the election of the nominees for director named herein and for the election of Price Waterhouse LLP as independent accountants for 1996. Directors are elected by a plurality of votes cast and independent accountants by a majority of votes cast. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against the independent accountants.

    The Company knows of no business which may be presented for consideration at the Annual Meeting other than as indicated in the Notice of Annual Meeting. If any other business should properly come before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment. A proxy may be revoked by a shareholder at any time prior to its use by a subsequent executed proxy, by giving notice of revocation to the Secretary of the Company, or by voting in person at the Annual Meeting.

    The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Common Stock held of record by such persons and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                             THE BOARD OF DIRECTORS

    The Company is a successor to entities that have been operating in the titanium industry since 1958. In 1990, USX Corporation ("USX") and Quantum Chemical Corporation ("Quantum") transferred their entire ownership interest in the Company's immediate predecessor, RMI Company, an Ohio general partnership, to the Company in exchange for shares of the Company's Common Stock (the "Reorganization"). Quantum then sold its shares to the public. USX retained ownership of its shares. See "Other Information: Security Ownership-Security Ownership of Certain Beneficial Owners and The Voting Trust Agreement". As used herein, references to the "Company" include the Company, its predecessors, including RMI Company, and its subsidiaries, unless the context otherwise requires.

    The business and affairs of the Company are under the general direction of a Board of Directors as provided by the Code of Regulations of the Company and the laws of the State of Ohio. The Board of Directors presently consists of nine members, eight of whom are neither officers nor employees of the Company or its subsidiaries. One incumbent director, Louis A. Valli, is retiring from the Board effective as of the Annual Meeting. Consequently, the Board has set the number of directors at eight effective as of the Annual Meeting. The Board of Directors met four times during 1995. Each of the directors attended more than 80% of the total number of meetings of the Board of Directors and of the committees of the Board on which he served during 1995.

    The Board of Directors will consider recommendations by shareholders for nominees for election as director. Such recommendations, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company for presentation to the Board of Directors.

    There are three principal committees of the Board of Directors. Committee membership, the functions of the committees and the number of meetings held during 1995 are described below.

EXECUTIVE COMMITTEE

    The members of the Executive Committee are Robert M. Hernandez (Chairman),
L. Frederick Gieg, Jr., Craig R. Andersson and Charles C. Gedeon.

    The Executive Committee was established to assist the Board in the discharge of its responsibilities and may act on behalf of the Board when emergencies or scheduling make it difficult to convene the Board. All actions taken by the Committee must be reported at the Board's next meeting. During 1995, the Executive Committee held no meetings.

AUDIT COMMITTEE

    The members of the Audit Committee, which is composed entirely of directors who are not employees of the Company, are Wesley W. von Schack (Chairman), Craig
R. Andersson and Daniel I. Booker.

    The Audit Committee makes recommendations to the Board of Directors regarding the independent accountants to be nominated for election by the shareholders and reviews the independence of such accountants, approves the scope of the annual audit activities, approves the audit fee payable to the independent accountants, reviews audit results and regularly meets with the Company's internal auditors. The Committee monitors developments in accounting standards and principles followed by the Company in its financial reports and discusses with management the system of internal accounting controls. The independent accountants have full and free access to the Committee and may meet with it, with or without management being present, to discuss all appropriate matters. The Audit Committee held four meetings during 1995.

STOCK PLAN COMMITTEE

    The members of the Stock Plan Committee, which is composed entirely of directors who are not employees of the Company, are Craig R. Andersson, Neil A. Armstrong, Daniel I. Booker, Ronald L. Gallatin and Wesley W. von Schack.

    The Stock Plan Committee is responsible for administration of the Company's stock-related plans, including the 1989 Stock Option Incentive Plan, the 1989 Employee Restricted Stock Award Plan and the 1995 Stock Plan. The Stock Plan Committee held one meeting during 1995.

COMPENSATION OF DIRECTORS

    Directors who are officers or employees of the Company receive no fees or remuneration, as such, for their services as directors. For so long as USX is a shareholder, directors who are officers or employees of USX will accept no fees or remuneration for their services as directors. Non-employee directors receive an annual retainer plus a fee for each Board or committee meeting attended, except that no fee is payable for attending a committee meeting if there is a Board meeting on the same day. The annual retainer is $22,500 and the meeting fee is $450. Each non-employee committee chairman also receives an additional annual retainer of $2,500. One-half of the annual retainer payable to non-employee directors and to non-employee committee Chairmen is paid in the Company's Common Stock. In 1995, the Common Stock utilized for this purpose was based on $8.0625, the market value of the stock on August 2, 1995.

SECTION 16 REPORTING

    L. Frederick Gieg, Jr., President and Chief Executive Officer of the Company, was late in filing one Form 4 report required pursuant to Section 16 of the Securities Exchange Act of 1934 for one transaction in the Company's Common Stock.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

    The Code of Regulations of the Company was amended by the shareholders at the 1995 Annual Meeting to provide for the annual election of all members of the Board of Directors effective as of the 1996 Annual Meeting. As mentioned above, Mr. Valli is retiring from the Board effective as of the Annual Meeting. Consequently, the Board has nominated eight of the nine incumbent directors for election this year. Each director elected shall hold office until the next annual meeting of the shareholders or until a successor is elected. Of the eight individuals who are nominees for election, one is a current officer of the Company and the remaining seven have high level executive or professional experience. A brief statement of the background of each nominee is given on the following pages. If any nominee is unable to serve, proxies may be voted for another person designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

                             NOMINEES FOR DIRECTOR

CRAIG R. ANDERSSON                                                       Age: 58
RETIRED VICE-CHAIRMAN                                        Director since 1990
ARISTECH CHEMICAL CORPORATION
(CHEMICAL PRODUCER)

Mr. Andersson retired as a director and Vice-Chairman of Aristech Chemical Corporation on April 30, 1995. Previously, he was President and Chief Operating Officer, a position he had held since December 4, 1986. Mr. Andersson was President of USS Chemicals Division of USX (the predecessor of Aristech) from 1985. He is a director of Albermarle Corporation and Duquesne University. He is a member of the American Institute of Chemical Engineers and Alpha Chi Sigma (a chemical professional society) and has served on the boards and executive committees of The Society of the Chemical Industry, the Chemical Manufacturers Association, the Pennsylvania Business Roundtable and the Greater Pittsburgh Chamber of Commerce. He has a Bachelor of Science degree in chemical engineering from the University of Minnesota and did graduate work in the same discipline at the University of Delaware.

NEIL A. ARMSTRONG                                                        Age: 65
CHAIRMAN, AIL SYSTEMS, INC.                                  Director since 1990
(A DEFENSE ELECTRONICS COMPANY)

Mr. Armstrong received a BS degree in aeronautical engineering from Purdue University and an MS degree in aerospace engineering from the University of Southern California. For 17 years he served with the National Aeronautics and Space Administration and its predecessor agency as engineer, test pilot, astronaut and administrator. From 1971 to 1979 he was professor of aerospace engineering at the University of Cincinnati. He became Chairman of Cardwell International, Ltd. in 1980; Chairman of CTA, Inc. in 1982; and Chairman of AIL Systems, Inc. in 1989. He is a director of Cinergy Corporation, Cincinnati Milacron, Inc., Eaton Corporation, Thiokol Corp. and USX. He is a member of the National Academy of Engineering.

DANIEL I. BOOKER                                                         Age: 48
MANAGING PARTNER                                             Director since 1995
REED SMITH SHAW & MCCLAY
(LAW FIRM)

Mr. Booker is a partner of the law firm of Reed Smith Shaw & McClay. Since 1992, he has been Managing Partner, or chief executive, of Reed Smith. He received an undergraduate degree from the University of Pittsburgh and a law degree from the University of Chicago. He is a member of the District of Columbia, Pennsylvania and U.S. Supreme Court bars. Mr. Booker is an officer and/or director of Penn's Southwest Association, the Pittsburgh Civic Light Opera, United Way of Southwestern Pennsylvania and other community and professional organizations.

RONALD L. GALLATIN                                                       Age: 50
RETIRED MANAGING DIRECTOR                                    Director since 1996
LEHMAN BROTHERS INC.
(INVESTMENT BANKING FIRM)

Mr. Gallatin served as a Managing Director of Lehman Brothers Inc., where he was a member of the Firm's Operating Committee and its Director of Corporate Strategy and Product Development until his retirement on December 31, 1995. During his 24 years with Lehman, Mr. Gallatin had various senior roles in both its investment banking and capital markets divisions and was responsible for a series of financial innovations, most notably Zero Coupon Treasury Receipts, Money Market Preferred Stock, and Targeted Stock. He is currently a Senior Advisor to Lehman Brothers Inc. and a director of Gabelli Securities, Inc. A graduate of New York University, and both Brooklyn and New York University Law Schools, Mr. Gallatin has BS, JD and LLM (Taxation) degrees and is a Certified Public Accountant.

CHARLES C. GEDEON                                                        Age: 55
EXECUTIVE VICE PRESIDENT-RAW MATERIALS                       Director since 1991
AND DIVERSIFIED BUSINESSES
U.S. STEEL GROUP, USX CORPORATION

Mr. Gedeon joined USX in 1986 as Vice President-Raw Materials and President of U.S. Steel Mining Co., Inc. He was promoted to Senior Vice President-Related Resources for USX in 1988 and advanced to the position of President, U.S. Diversified Group in 1990. He assumed his current position in 1992. From 1983 until he joined USX, Mr. Gedeon had been Vice President-Operations of National Steel Corporation. Mr. Gedeon is a member of the Board of Directors of the U.S. Steel Group of USX Corporation and a member of the American Iron and Steel Institute.

L. FREDERICK GIEG, JR.                                                   Age: 64
PRESIDENT AND CHIEF EXECUTIVE OFFICER                        Director since 1990
OF THE COMPANY

Mr. Gieg has been President and Chief Executive Officer of the Company and its predecessor since September 1, 1982. Previously, Mr. Gieg had been Vice President and General Manager of the Western Steel Division of USS and Senior Vice President of Manufacturing and Associated Subsidiaries of USX through August 1982. He began his career with USX in June 1953. Mr. Gieg is a member of the Board of Trustees of the United Way of Trumbull County; a member of the Operating Board of Leadership Warren and of the Board of Trustees of Leadership Youngstown; and past President and member of the Board of Directors of the Titanium Development Association and National Multiple Sclerosis Society. He has a BA degree from Dartmouth College and a degree from the Advanced Management Program at Harvard University.

ROBERT M. HERNANDEZ                                                      Age: 51
CHAIRMAN OF THE BOARD OF THE COMPANY                         Director since 1990
VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER
USX CORPORATION

On December 1, 1994, Mr. Hernandez was elected Vice Chairman of USX. Mr. Hernandez had been elected Executive Vice President--Accounting & Finance and Chief Financial Officer and director of USX on November 1, 1991. He was Senior Vice President-Finance & Treasurer of USX from October 1, 1990, to October 31, 1991. Mr. Hernandez was President-U.S. Diversified Group of USX from June 1, 1989, to September 30, 1990, and in such role had responsibilities for USX's businesses not related to energy and steel. From January 1, 1987, until May 31, 1989, he was Senior Vice President and Comptroller of USX. Mr. Hernandez has his undergraduate degree from the University of Pittsburgh and his MBA from the Wharton Graduate School of the University of Pennsylvania. In addition to being a director of USX, he is a trustee of Compass Capital Funds and a director of ACE Limited, Marinette Marine Corporation, Allegheny Health, Education and Research Foundation, Allegheny General Hospital, the Pennsylvania Chamber of Business and Industry and the Pennsylvania Business Roundtable.

WESLEY W. VON SCHACK                                                     Age: 51
CHAIRMAN OF THE BOARD, PRESIDENT AND                         Director since 1991
CHIEF EXECUTIVE OFFICER, DQE, INC.
(ENERGY SERVICES COMPANY)

Mr. von Schack has been a director of DQE since 1989 and of Duquesne Light Company since 1986 and is Chairman of the Board, President and Chief Executive Officer of DQE and of Duquesne Light. DQE is the parent company of Duquesne Light. He is also a director of Mellon Bank Corporation, Mellon Bank, N.A., the Pennsylvania Business Roundtable and Duquesne University, Chairman of the Board of Trustees of the Pittsburgh Cultural Trust, Chairman of the Board of the Regional Industrial Development Corporation and a life trustee of Carnegie Mellon University. Mr. von Schack has an AB in economics from Fordham University, an MBA from St. John's University and a Doctorate Degree from Pace University.

             PROPOSAL NO. 2 -- ELECTION OF INDEPENDENT ACCOUNTANTS

    Price Waterhouse LLP has served as independent accountants for the Company and its predecessors for a number of years. For the year 1995, Price Waterhouse LLP rendered professional services in connection with the audit of the financial statements of the Company and its subsidiaries, including examination of certain employee benefit plans. It is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent accountants.

    Representatives of Price Waterhouse LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF PRICE WATERHOUSE
            LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR 1996.

                               OTHER INFORMATION
SECURITY OWNERSHIP

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    To the knowledge of the Company, as of March 1, 1996, no person or group owned beneficially more than five percent of the outstanding Common Stock of the Company except:

            NAME AND ADDRESS OF                AMOUNT AND NATURE OF        PERCENT OF
              BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP          CLASS
              ----------------                 --------------------          -----
USX Corporation.............................         7,783,600(1)              50.5
600 Grant Street
Pittsburgh, PA 15219-4776
Smith Barney Inc............................         2,394,471(2)              15.6
Smith Barney Holdings Inc.
Travelers Group Inc.
338 Greenwich Street
New York, NY 10013
Husic Capital Management....................           775,100(3)               5.1
Frank J. Husic and Co.
Frank J. Husic
555 California Street, Suite 2900
San Francisco, CA 94104

---------

(1) See "The Voting Trust Agreement" below.

(2) Based on Schedule 13G dated January 25, 1996 which indicates that each reporting person had sole voting power over no shares, shared voting power over 2,394,471 shares, sole dispositive power over no shares and shared dispositive power over 2,394,471 shares.

(3) Based on Schedule 13G dated January 15, 1996 which indicates that each reporting person had sole voting power over no shares, shared voting power over 766,700 shares, sole dispositive power over no shares and shared dispositive power over 775,100 shares.

  THE VOTING TRUST AGREEMENT

    USX Corporation has entered into a Voting Trust Agreement ("Voting Trust Agreement") with the Company effective August 4, 1994. Mellon Bank, N.A., is also a party to the Voting Trust Agreement in its capacity as Trustee. The Voting Trust Agreement provides that USX will deposit with the Trustee sufficient shares of Common Stock so that the shares held by USX outside of the trust do not exceed 49% of all shares of Common Stock then outstanding and are at least one share less than the number of such shares owned by holders other than USX and all of its Affiliates (as defined in Rule 405 of the Securities and Exchange Commission). In addition, USX has agreed that if at any time during the term of the Voting Trust Agreement (a) the sum of the number of shares of Common Stock owned by USX and all of its Affiliates increases above the number of such shares so owned immediately as of August 4, 1994, or (b) the number of shares of Common Stock outstanding decreases below the number outstanding as of August 4, 1994, then in each such event USX will promptly deposit with the Trustee such number of additional shares of Common Stock, if any, as is necessary to reduce the sum of the number of shares of Common Stock owned by USX and not held by the Trustee in the voting trust and by all of USX's Affiliates to no more than 49% of all shares of Common Stock then outstanding and at least one share less than the total number of shares of Common Stock owned by holders other than USX and its Affiliates (the "Public Stock"). USX may, but is not obligated to, deposit in the trust additional shares of Common Stock from time to time.

    Pursuant to the Voting Trust Agreement, the Trustee is obligated to cause the shares of Common Stock which are deposited with it in the voting trust ("the Trust Stock") to be present for purposes of determining a quorum at every meeting of the holders of Common Stock. Whenever any vote of the holders of the Common Stock is conducted at such a meeting, the Trustee is required not to vote any of the Trust Stock with respect to any election of directors. With respect to each matter on which a vote of the holders of Common Stock is conducted at such meeting, other than the election of directors, the Trustee is required to cause the Trust Stock to be voted "for," "against," or to abstain from voting, in the same proportion as all shares of Common Stock, other than the Trust Stock, are validly voted "for," "against," or abstain, as the case may be, with respect to such matter. The Trustee is similarly required to consent in writing to the taking of any action by the shareholders of the Company with respect to such number of shares of the Trust Stock as equals the proportion of all shares of Common Stock, other than the Trust Stock, as validly consents to such action. The Company has agreed to recognize any proxy or written consent properly delivered by the Trustee to it in connection with any such meeting or such action and consistent with the Voting Trust Agreement as effective. Except as set forth above, the Trustee shall not possess or be entitled to exercise any right or power with respect to the Trust Stock, but shall instead act solely as directed by USX from time to time with respect to the Trust Stock. In particular, but not in limitation of the foregoing, USX may from time to time direct the Trustee to tender shares of Trust Stock in connection with any tender, exchange or other offer and to distribute the consideration received for such shares in any such tender, exchange or other offer directly to USX free of the trust (unless such consideration is shares of stock of the Company having ordinary voting power, in which case such shares shall be retained by the Trustee and deemed to be Trust Stock to the extent described above), and to exercise or sell for USX's benefit and as USX shall direct any options, rights or warrants issued to the holders of the Common Stock. USX may also direct the Trustee to sell shares of the Trust Stock at any time in accordance with USX's directions, and any such shares sold shall be sold free of the voting trust, provided that such sale shall be a bona fide sale to a person other than an Affiliate of USX and that USX is not then in default of any of its obligations under the Voting Trust Agreement. Any cash dividends declared and paid upon the Trust Stock shall be paid to USX.

    The Voting Trust Agreement and the voting trust created thereby shall terminate on April 1, 2004, and are expressly declared to be irrevocable, except that the Agreement and the voting trust may be terminated at any time (i) by USX by written notice to the Trustee and the Company in the event the sum of the number of shares of Common Stock owned by USX, including all the Trust Stock, and all of its Affiliates, is less than 49% of all shares of Common Stock then outstanding, (b) the total number of shares of Common Stock owned by USX, including all the Trust Stock, is 80% or more of all shares of Common Stock then outstanding, or (c) any person shall acquire more than 75% of the Public Stock, and (ii) by the written election of the Trustee in its sole and absolute discretion in the event it determines that the purpose for which the Voting Trust Agreement has been entered and the voting trust has been created is no longer applicable and that the continuation of the same serves no substantial purpose. In the event the Company issues any of its currently authorized Preferred Stock, which is entitled to ordinary voting rights in the same manner as the Common Stock, such shares shall also be subject to the Voting Trust Agreement, and the Trustee shall be required to act with respect to such shares, in the same manner and to the same extent as Common Stock owned by USX.

    As of March 1, 1996, USX has deposited 1,319,175 shares of Common Stock with the Trustee under the Voting Trust Agreement.

  SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table reflects the number of shares of Common Stock of the Company beneficially owned, as of March 1, 1996, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:

                                                               PERCENT OF
                                            NUMBER OF         OUTSTANDING
                  NAME                      SHARES(1)          SHARES(2)
                  ----                      ---------          ---------
Craig R. Andersson.......................     27,722               --
Neil A. Armstrong........................     11,914               --
Daniel I. Booker.........................      2,000               --
Ronald L. Gallatin.......................      2,000               --
Charles C. Gedeon........................      1,220(3)            --
L. Frederick Gieg, Jr....................    248,687              1.6%
Robert M. Hernandez......................     16,830(3)            --
Louis A. Valli...........................      2,860               --
Wesley W. von Schack.....................     15,042               --
John H. Odle.............................     99,270               --
Timothy G. Rupert........................     32,525               --
All directors and executive officers
  as a group (11 persons)................    460,070              2.6%

---------
(1) Includes 182,042 shares, 67,643 shares and 10,000 shares, respectively, which Messrs. Gieg, Odle and Rupert had the right to acquire within 60 days under the Company's 1989 Stock Option Incentive Plan.

(2) No percent is shown for ownership of less than one percent.

(3) Messrs. Gedeon and Hernandez may be deemed to have shared voting power over the shares of Common Stock beneficially owned by USX (other than shares deposited with the Trustee under the Voting Trust Agreement). Each of them disclaims beneficial ownership of such shares.

EXECUTIVE COMPENSATION

    The following table shows the annual and long term compensation paid the chief executive officer and the other two executive officers of the Company for services rendered in all capacities to the Company and its subsidiaries in 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                                                           --------------------------------------
                                                                                                        PAYOUTS
                                           ANNUAL COMPENSATION                       AWARDS            ----------
                                   -----------------------------------     --------------------------  LONG TERM
                                                             OTHER         RESTRICTED        STOCK     INCENTIVE
          NAME AND                                           ANNUAL          STOCK          OPTIONS       PLAN        ALL OTHER
     PRINCIPAL POSITION      YEAR   SALARY    BONUS       COMPENSATION     AWARDS(1)       (SHARES)     PAYOUTS    COMPENSATION(1)
     ------------------      ----   ------    -----       ------------     ---------       --------     -------    ---------------
L. Frederick Gieg, Jr....... 1995  $260,400  $ 70,000     $    --           $  --             --        $  --          $ --
  President and Chief        1994   259,367     --             --              --            75,000(2)     --           43,125
  Executive Officer          1993   251,109     --             --             40,625         24,000        --            --

John H. Odle................ 1995   131,256    35,000          --              --             --           --            --
  Senior Vice President-     1994   130,735     --             --              --            40,000(2)     --           24,150
  Commercial and Research    1993   126,579     --             --             22,750         12,500        --            --

Timothy G. Rupert........... 1995   108,264    30,000          --              --             --           --            --
  Senior Vice President and  1994   107,834     --             --              --            40,000(2)     --           20,700
  Chief Financial Officer    1993   103,104     --             --             19,500         11,000        --            --

---------

(1) Value of restricted stock granted in 1993 and vested in 1994.

(2) Does not include 127,042 shares, 65,643 shares and 26,877 shares covered by unexercised options held by Messrs. Gieg, Odle and Rupert, respectively, which were granted prior to 1994 and were repriced in 1994 to take into account the one-for-ten reverse stock split effective March 31, 1994 and the subsequent rights offering.

    There were no stock option grants in 1995. The following table sets forth information with respect to stock option exercises in 1995 and December 31, 1995 stock option values:

                   AGGREGATED STOCK OPTION EXERCISES IN 1995
                   AND DECEMBER 31, 1995 STOCK OPTION VALUES

                                                                     NUMBER OF                      VALUE OF
                                                                    UNEXERCISED                    UNEXERCISED
                                                                    OPTIONS AT                    IN-THE-MONEY
                                   SHARES                        DECEMBER 31, 1995                 OPTIONS AT
                                 ACQUIRED ON                        (SHARES)(1)                 DECEMBER 31, 1995
                                  EXERCISE       VALUE     ----------------------------   ----------------------------
              NAME                (SHARES)     REALIZED    EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
              ----                --------     --------    -----------    -------------   -----------    -------------
L. Frederick Gieg, Jr............    20,000    $ 120,250      182,042             --        $504,538              --
John H. Odle.....................     8,000       48,100       67,643         30,000         157,414         118,125
Timothy G. Rupert................    26,877      140,975       10,000         30,000          39,375         118,125

---------

(1) Adjusted for one-for-ten reverse stock split effective March 31, 1994 and subsequent rights offering.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

    1995 was a year of transition for the Company in a number of respects. After an extensive review by the Board of Directors of a number of governance matters, including executive compensation policies, programs and procedures, several actions were taken. The Organization and Compensation Committee of the Board which had previously handled most compensation matters was discontinued. The Board determined that in most instances, in view of the size of the Company and also of the Board, the full Board should itself handle compensation matters. In order to comply with the requirements of the regulations of the Securities and Exchange Commission, a Stock Plan Committee was established to administer the Company's stock-related plans; namely the 1989 Stock Option Incentive Plan, the 1989 Employee Restricted Stock Award Plan and the 1995 Stock Plan. The Stock Plan Committee will approve grants under the 1995 Stock Plan. No further grants can be made under the 1989 Plans.

    During 1995 the Board reviewed and approved a comprehensive statement entitled "Pay Philosophy and Guiding Principles Covering Officer and Key Manager Compensation at RMI Titanium Company". Principal components of the statement are as follows:

    The Overall Philosophy is described as:

    RMI's officer/key manager compensation programs are designed to:
    - promote achievement of the Company's business objectives and reinforce its strategies
    - align the interests of the Company's officers and key managers with those of its shareholders
    - provide pay that is externally competitive and internally equitable, that rewards accomplishment to the extent identifiable and measurable and that delivers significant rewards for exceptional performance.

    The Guiding Principles are described as:

    1. Pay programs will be characterized by variability, clarity, communicability and strategic emphasis. Specific areas of communication will be factors considered, annual target incentive objectives and results and annual target levels for restricted stock vesting performance measures and results. The strategic emphasis will include recognition of the roles of various elements of pay in attracting, retaining and motivating employees, the aspects of performance that each element is best suited to reward and the characteristics of the Company and its officer/key manager group that point to emphasis on specific elements of pay.

    2. Specific descriptions of salary administration and annual and long term incentive compensation administration are set forth. Annual incentive compensation is accomplished through the Company's Incentive Compensation Plan while long term incentive compensation is handled under the 1995 Stock Plan.

    No action was taken in 1995 by the Stock Plan Committee to approve grants under the 1995 Stock Plan. The Committee did approve agreeing with holders of outstanding stock options under the 1989 Stock Option Incentive Plan to pay certain brokerage costs involved in sale of Company stock acquired through option exercises in return for the optionee relinquishing stock appreciation rights contained in the option(s). All holders of options agreed to so amend their option agreements; thus there are no longer any outstanding stock appreciation rights relating to Company stock.

    Executive management and key managers submitted their 1995 objectives as is provided in the Pay Philosophy and Guiding Principles Statement. Performance against these objectives was reviewed by the Board at its January 1996 meeting and a number of compensation actions were taken at that time including the award of the bonuses shown in the Summary Compensation Table. In addition to the individual's performance against objectives, the Board also considered managements' overall performance, improving market conditions in the titanium industry and the Company's improving financial results, most notably in the fourth quarter. It is intended that the Board will continue to consider executive compensation matters at its January meeting each year.

    The Stock Plan Committee also met in January 1996 and approved grants of restricted stock under the 1995 Stock Plan to executive management and other key managers. No action was taken at that meeting with respect to grants of stock options.

    In summary, no specific executive compensation actions were taken in 1995; however the groundwork was established for the significant actions taken in January, 1996.

    The above comments relate in their entirety to the chief executive officer. The Pay Philosophy and Guiding Principles Statement applies to him. In addition, his leadership and effectiveness in dealing with major corporate problems will be taken into account in all compensation determinations relating to him. As was the case with other executive management, no actions were taken with respect to the chief executive's compensation in 1995 but significant actions were taken in 1996. These included the award to him by the Board of the bonus shown in the Summary Compensation Table, as well as the grant by the Stock Plan Committee of restricted stock. In determining the amount of the chief executive's bonus, the Board reviewed his performance against his objectives, as well as his leadership role in achieving the Company's improved financial results.

     Craig R. Anderson                Neil A. Armstrong                  Daniel I. Booker
     Ronald L. Gallatin               Charles C. Gedeon            L. Frederick Gieg, Jr.
     Robert M. Hernandez                Louis A. Valli               Wesley W. von Schack

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

    Robert M. Hernandez, Chairman of the Board, and L. Frederick Gieg, Jr., President and Chief Executive Officer, are members of the Board of Directors. Mr Hernandez receives no compensation from the Company. Mr. Gieg is not present at Board meetings when compensation matters relating to him are considered. Neither Mr. Hernandez nor Mr. Gieg are members of the Stock Plan Committee.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the five year cumulative total return to stockholders on the Company's Common Stock with the cumulative total return of the S&P 500 Stock Index and a titanium industry group index consisting of the Company, Oregon Metallurgical Corporation and Tremont Corporation.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   AMONG RMI, INDUSTRY PEER GROUP AND S&P 500

       MEASUREMENT PERIOD                                     TITANIUM        RMI TITANIUM
      (FISCAL YEAR COVERED)                 S&P 500           INDUSTRY           COMPANY
1/1/91                                          100               100               100
12/31/91                                    130.336            80.344            53.302
12/31/92                                    140.251            52.535            35.535
12/31/93                                    154.295            50.112            30.458
12/31/94                                    156.239            83.083            46.068
12/31/95                                    214.586           106.659            67.009

* Assumes $100 investment on January 1, 1991 and reinvestment of dividends.

  PENSION BENEFITS

    The Company has two defined benefit plans, which first became effective at RMI Company in 1971, in which substantially all salaried employees of the Company and its subsidiaries automatically participate (the "Pension Plan"). The Pension Plan recognizes, for certain purposes, services and compensation with RMI Company, Reactive Metals, Inc. (a predecessor of RMI Company), USX, Quantum, or subsidiaries of each. The amounts payable under the Pension Plan will be paid monthly after a participant retires. The table below shows the annual pension benefits for retirement at age 65 (or earlier under certain circumstances) assuming no election of any dependent or surviving spouse feature, for various levels of eligible earnings which would be payable to employees retiring with representative years of service based on a formula of a specified percentage (dependent on years of service) of average annual eligible earnings in the five consecutive years of the ten years prior to retirement in which such earnings are highest. Eligible compensation includes only base salary. Incentive awards and similar benefits are excluded, although the amount of such benefits is included on the Summary Compensation Table. Benefits payable under the Pension Plan, and amounts reflected in the following table are subject to offsets for social security benefits and, in certain instances, pensions payable under the USX and the Quantum pension plans. As of December 31, 1995, Messrs. Gieg, Odle and Rupert had 43, 18 and 27 credited years of service, respectively.

                       ESTIMATED ANNUAL GROSS BENEFITS PAYABLE FROM PENSION PLANS
                       ----------------------------------------------------------
     AVERAGE
   CONSECUTIVE                   ANNUAL BENEFITS FOR YEARS OF SERVICE
HIGHEST 5 YEARS OF     ----------------------------------------------------------
   COMPENSATION          10           15          30           40           45
------------------     -------      -------     -------     --------     --------
     $100,000          $12,500      $18,750     $37,500     $ 51,000     $ 57,750
      200,000           25,000       37,500      75,000      102,000      115,500
      300,000           37,500       56,260     112,500      153,000      173,250

    USX has agreed to provide Messrs. Gieg and Rupert, each a former employee of USX, certain pension and death and disability benefits necessary to supplement like benefits payable under the Company plans so that the aggregate of such payments to each such person equals what he would have received had he remained employed by USX.

    USX maintains the USX Corporation Pension Plan for Employees (the "USX Plan") which provides defined benefits for USX employees using a different formula than that used by the Company plan described above. Upon their retirement from the Company, Messrs. Gieg and Rupert will each receive a pension from the Company Pension Plan and the USX Plan, with the benefits paid from the USX Plan calculated on service with USX and USX subsidiaries prior to their employment by the Company. The combined benefits payable annually to Messrs. Gieg and Rupert under the USX Plan (which relates to employment by USX) and from USX pursuant to the supplemental agreements described above, if they retire at age 65 and if their compensation remains at current levels, would be approximately $224,229 and $68,041, respectively.

  SUPPLEMENTAL PENSION PLAN

    Officers and key employees who participate in the Incentive Compensation Plan are also eligible for the RMI Company Supplemental Pension Program ("Supplemental Pension"), which first became effective at RMI Company on August 1, 1987. Eligible employees who retire or otherwise terminate employment after age 60, or prior to age 60 with Company consent, under conditions of eligibility for an immediate pension under the terms of the Pension Plan will be entitled to receive a Supplemental Pension. The annual Supplemental Pension (which is paid in monthly installments following retirement), is equal to the product of (i) the annual average of the total bonuses paid or credited to the participant pursuant to the Incentive Plan on or after January 1, 1985, during the five years in which total bonus payments or credits were the highest out of the last ten consecutive years prior to retirement, multiplied by (ii) a percentage equal to 1.5% multiplied by the employee's years of continuous service with USX, Quantum, any subsidiary of either company, RMI Company and the Company. Bonuses paid under the Annual Incentive Compensation Plan while it was maintained by RMI Company as well as any bonuses paid under any successor cash incentive plan adopted by the Company will be recognized for purposes of benefit calculations. Upon retirement, a participant's Supplemental Pension will not be less than the greatest benefit that the participant would have been entitled to at the end of any earlier year in which he was eligible to participate in the plan if the participant had retired at that time. Participants may elect to receive an actuarially equivalent lump sum payment in lieu of the monthly Supplemental Pension. The Supplemental Pension Program also provides survivor benefits.

    As of December 31, 1995, Messrs. Gieg, Odle and Rupert had 43, 18 and 27 credited years of service, respectively, for purposes of this plan.

  RMI EXCESS BENEFITS PLAN

    The Company's Excess Benefits Plan, adopted by the Board of Directors on July 18, 1991, provides for payment to eligible participants of pension benefits that would be payable under the Pension Plan were it not for certain benefit limitations set forth in the Internal Revenue Code of 1986, as amended. Such benefits are generally payable at the same time and in the same form as benefits under the Pension Plan, except that a participant may elect to receive an actuarially equivalent lump sum distribution at the time such benefit payments would otherwise commence.

    As of December 31, 1995, Mr. Gieg was the only participant in the Excess Benefits Plan.

  EMPLOYMENT CONTRACTS

    Messrs. Gieg, Odle and Rupert each have an employment agreement with the Company, expiring February 1, 1997, pursuant to which each will be paid an annual salary as set forth in the agreement, subject to increases from time to time in the sole discretion of the Company. Each agreement provides that in the event of the executive's death, or if the executive's employment is terminated because of physical or mental disability, the executive's right to compensation under such agreement terminates. Each agreement also provides that the Company may terminate the services of the executive for gross misconduct in the course of such employment. The agreements also obligated the Company to make an interest-free loan to the executive in an amount sufficient to enable the executive to purchase the additional shares of Common Stock covered by the Basic Subscription Privilege included in Rights issued with respect to Common Stock owned by the executive at the time of the Rights Offering in 1994. The loans are repayable by the executive in three equal annual installments. Pursuant to such agreements, on July 5, 1994, the Company loaned $71,880, $39,220 and $14,600 to Messrs. Gieg, Odle and Rupert, respectively. As of March 1, 1996, the amounts still owing on such loans were $47,920, $26,147 and $9,733, respectively. The agreements further provide that each executive will not, for a period of 18 months after the end of the employment period or employment termination, whichever occurs first, be employed by, or otherwise participate in, any business which competes with the Company.

  CERTAIN TRANSACTIONS

    The Company, in the ordinary course of business, purchases goods and services from USX. The cost of such transactions to the Company in 1995 amounted to approximately $1,275,000.

SHAREHOLDER PROPOSALS

    Proposals of security holders intended to be presented at the 1997 Annual Meeting of Shareholders must be received no later than November 28, 1996, for inclusion in the proxy statement and proxy for that meeting.

                                             By Order of the Board of Directors

                                                       RICHARD M. HAYS
                                                          Secretary

Dated: March 28, 1996

                                                              PLEASE MARK
                                                              YOUR VOTE AS [   ]
                                                              INDICATED IN
                                                              THIS EXAMPLE


           This Proxy Card, when properly executed, will be voted in the manner directed herein. If no direction to the contrary is indicated, it will be voted "FOR" all Proposals.


                                                      FOR       WITHHOLD
                                                  all nominees  from all                                      FOR   AGAINST  ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:                              2. PROPOSAL NO. 2 -- Election of  [   ]   [   ]    [   ]
1. PROPOSAL NO. 1 -- Election of Craig R. Andersson;  [   ]       [   ]       Price Waterhouse LLP as
   Neil A. Armstrong; Daniel I. Booker;                                       independent accountants
   Ronald L. Gallatin; Charles C. Gedeon;                                     for 1996.
   L. Frederick Gieg, Jr.; Robert M. Hernandez and
   Wesley W. von Schack as directors.

(To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

---------------------------------------------------------)





Signature(s)                                                                   Dated:                 , 1996
            ------------------------------------------------------------------        ----------------

Please sign EXACTLY as your name appears hereon. When signing as fiduciary or corporate officer, give full title. Joint owners should both sign.


                              FOLD AND DETACH HERE


              YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE
                  AND SIGN THE ABOVE PROXY CARD AND RETURN IT
                     PROMPTLY IN THE ACCOMPANYING ENVELOPE.


                              RMI TITANIUM COMPANY
                     1000 WARREN AVENUE, NILES, OHIO 44446


                         PROXY FOR 1996 ANNUAL MEETING


          SOLICITED ON BEHALF OF THE DIRECTORS OF RMI TITANIUM COMPANY


     The undersigned hereby appoints L. FREDERICK GIEG, JR., ROBERT M. HERNANDEZ AND RICHARD M. HAYS, or any of them, proxies to vote all shares of Common Stock which the undersigned is entitled to vote with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of RMI Titanium Company on April 25, 1996, and any adjournments thereof, upon such matters as may properly come before the meeting. SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.


                PLEASE COMPLETE, DATE AND SIGN THE REVERSE SIDE.


                              FOLD AND DETACH HERE